EXHIBIT 32.1
CERTIFICATION OF
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Craft Brewers Alliance, Inc. (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 29, 2010 (the “Report”), Terry E. Michaelson, Chief Executive Officer of the Registrant and Mark D. Moreland, Chief Financial Officer and Treasurer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: March 29, 2010

BY:	/s/ Terry E. Michaelson Terry E. Michaelson
Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ Mark D. Moreland Mark D. Moreland
Chief Financial Officer and Treasurer
(Principal Financial Officer)